Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278739 on Form F-1 of our report dated March 25, 2024, relating to the financial statements of Games Global Limited. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

May 3, 2024